UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 28, 2016
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of organization)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Credit Company LLC (“Ford Credit”) hereby incorporates by reference the news release of Ford Motor Company (“Ford” or “Company”) dated July 28, 2016 concerning Ford and Ford Credit’s 2016 second quarter results, which is furnished as Exhibit 99 hereto.

Beginning at 9:00 a.m. on July 28, 2016, Ford President and Chief Executive Officer Mark Fields and Executive Vice President and Chief Financial Officer Bob Shanks will host a conference call to discuss Ford’s 2016 second quarter results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings.”

At 11:00 a.m. on July 28, 2016, Ford Credit Chairman and Chief Executive Officer Bernard Silverstone and Ford Credit Chief Financial Officer Marion Harris will host a conference call to discuss Ford Credit’s 2016 second quarter results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for either telephone number is a verbal response “Ford Credit Earnings.”

Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com.

Investors also may access replays of the presentations beginning after 1:00 p.m. the day of the event through Wednesday, August 3, 2016 by dialing 1-855-859-2056 (or 1-404-537-3406 from outside the United States). The passcode for replays of the Ford Earnings call is 50490808; the passcode for replays of the Ford Credit Earnings call is 50511787. All times referenced above are in Eastern Daylight Time.

Please note that Exhibit 99 to this Form 8-K contains non-GAAP financial measures that Ford uses for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding Ford’s financial results. Ford believes that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess its period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted.

•
Total Company Adjusted Pre-tax Profit (Most Comparable GAAP Measure: Net Income Attributable to Ford) – The non-GAAP measure is useful to management and investors because it allows users to evaluate Ford’s pre-tax results excluding pre-tax special items. Pre-tax special items consist of (i) pension and other postretirement employee benefits (“OPEB”) remeasurement gains and losses that are not reflective of Ford’s underlying business results, (ii) significant restructuring actions related to Ford’s efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that Ford does not necessarily consider to be indicative of earnings from ongoing operating activities.

•
Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above) and tax special items. The measure provides investors with useful information to evaluate performance of Ford’s business excluding items not indicative of the underlying run rate of its business.

The GAAP reconciliations of these non-GAAP financial measures are included in Exhibit 99 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated July 28, 2016	Furnished with this Report
of Ford Motor Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY LLC
(Registrant)

Date: July 28, 2016	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary

*
Any reference in the attached exhibit(s) to Ford’s corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated July 28, 2016
of Ford Motor Company